Exhibit (h)(vii)(C)

Amendment No.3 to

Transfer Agency Interactive Client Services Agreement

This Amendment No.3 to the Transfer Agency Interactive Client Services Agreement, dated as of November 12, 2015 (the “Amendment”), by and between Cullen Funds Trust, a Delaware Statutory Trust (the “Fund”), and ALPS Fund Services, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “ALPS”).

WHEREAS, the Fund and ALPS entered into a Transfer Agency Interactive Client Services Agreement dated July 25, 2009 as amended October 1, 2009 and August 31, 2014 (the “Agreement”); and

WHEREAS, ALPS and the Fund wish to modify the provisions of the Agreement to reflect the addition of a new Portfolio under Appendix A of this Agreement; and

NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. The parties hereto agree to delete Appendix A in its entirety and replace it with a new Appendix A attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CULLEN FUNDS TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Jeffrey Battaglia	By:	/s/ Jeremy O. May
Name:	Jeffrey Battaglia	Name:	Jeremy O. May
Title:	Treasurer	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

Cullen High Dividend Equity Fund – Retail Shares

Cullen High Dividend Equity Fund – C Shares

Cullen High Dividend Equity Fund – I Shares

Cullen High Dividend Equity Fund – R1 Shares

Cullen High Dividend Equity Fund – R2 Shares

Cullen International High Dividend Fund – Retail Shares

Cullen International High Dividend Fund – C Shares

Cullen International High Dividend Fund – I Shares

Cullen International High Dividend Fund – R1 Shares

Cullen International High Dividend Fund – R2 Shares

Cullen Small Cap Value Fund – Retail Shares

Cullen Small Cap Value Fund – C Shares

Cullen Small Cap Value Fund – I Shares

Cullen Small Cap Value Fund – R1 Shares

Cullen Small Cap Value Fund – R2 Shares

Cullen Value Fund – Retail Shares

Cullen Value Fund – C Shares

Cullen Value Fund – I Shares

Cullen Emerging Markets High Dividend Fund – Retail Shares

Cullen Emerging Markets High Dividend Fund – C Shares

Cullen Emerging Markets High Dividend Fund – I Shares

Cullen Enhanced Equity Income Fund – Retail Shares

Cullen Enhanced Equity Income Fund – C Shares

Cullen Enhanced Income Fund – I Shares